CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of J.P. Morgan Exchange-Traded Fund Trust of our reports dated April 27, 2022, relating to the financial statements and financial highlights, which appear in JPMorgan High Yield Municipal Fund and JPMorgan Sustainable Municipal Income Fund’s Annual Report on Form N-CSR for the year ended February 28, 2022, our report dated April 28, 2022, relating to the financial statements and financial highlights, which appears in JPMorgan Limited Duration Bond Fund’s Annual Report on Form N-CSR for the year ended February 28, 2022, and our report dated August 29, 2022, relating to the financial statements and financial highlights, which appears in JPMorgan Equity Focus Fund’s Annual Report on Form N-CSR for the year ended June 30, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix A – Form of Agreement and Plan of Reorganization and Liquidation” in such Registration Statement and under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statements of Additional Information dated July 1, 2022 for JPMorgan High Yield Municipal Fund, JPMorgan Limited Duration Bond Fund and JPMorgan Sustainable Municipal Income Fund, dated November 1, 2022 for JPMorgan Equity Focus Fund and dated March 10, 2023 for JPMorgan High Yield Municipal ETF, JPMorgan Limited Duration Bond ETF, JPMorgan Sustainable Municipal Income ETF and JPMorgan Equity Focus ETF, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 10, 2023